                                                                   EXHIBIT 10.27


                                                                   April 7, 2000
Mr. Michael Pole
290 Ridgeway Road
Woodside, California  94062

Dear Mr. Pole:

This letter confirms the terms of your employment by Activision, Inc. ("Employer").

1.   TERM

     (a) The initial term of your employment under this agreement shall commence on May 15, 2000 and shall expire on April 30, 2003 (the "initial period").

     (b) Employer shall have the irrevocable option to extend the term of this agreement beyond the initial period for an additional successive one year period.

     (c) The option granted to Employer in Paragraph 1(b) of this agreement will be exercised by Employer by written notice given to you at least sixty (60) days prior to the expiration of the initial period.

2.   SALARY

     (a) In full consideration for all rights and services provided by you under this agreement, you shall be paid a base salary at the annual rate of $300,000 during the portion of the initial period commencing on May 15, 2000 and ending on April 30, 2001, an annual base salary of $320,000 during the portion of the initial period commencing on May 1, 2001 and ending on April 30, 2002, and an annual base salary of $340,000 during the portion of the initial period commencing on May 1, 2002 and ending on April 30, 2003. If Employer exercises its option pursuant to Paragraph 1(b), you shall be paid an annual base salary of $360,000 during such option period.

     (b) Base salary payments shall be made in accordance with Employer's then prevailing payroll policy. Each base salary referred to in Paragraph 2(a) shall constitute your minimum base salary during the applicable period, and your base salary may be increased above the minimum at any time if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, elects to do so. In the event of an increase in your base salary beyond the applicable minimum base salary for a particular period, such increased base salary shall then constitute your minimum base salary for all subsequent periods under this agreement, but only to the extent such increased base salary is in excess of the minimum base salary referred to in Paragraph 2(a) for the corresponding period.

     (c) Notwithstanding anything to the contrary set forth above, but subject to the right of termination granted to you pursuant to Paragraph 12(b), Employer shall not be required to actually use your services, and payment of your base salary during the applicable period of your employment under this agreement will discharge Employer's obligations to you hereunder. Such payment, however, will not discharge your obligations to Employer hereunder.

     (d) In addition to your base salary, you shall be eligible to receive a performance based bonus targeted at 60% of your annual base salary for each fiscal year of


                                     Page 1                       June 21, 2000


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Employer during which you are employed under this agreement (pro-rated for the amount of time that you actually perform services for Employer during a particular fiscal year). All bonus payments will be in compliance with Employer's Management Bonus Plan for the applicable fiscal year, each of which is determined by Employer's senior management and Board of Directors (or the Compensation Committee of such Board of Directors) and is based on a number of factors that may include, without limitation, the achievement of specific corporate and divisional sales, operating margins and profitability levels.

     (e) You also are being granted, under Employer's 1999 Incentive Plan, options to purchase 325,000 shares of Employer's common stock. The options will be issued on April 7, 2000 and will have an exercise price of $8.00 per share (i.e., the market price of Employer's common stock on the date the options are issued). 50,000 of such options will vest on May 15, 2000; 100,000 of such options will vest on May 1, 2001; 100,000 of such options will vest on May 1, 2002; and 75,000 of such options will vest on May 1, 2003. The foregoing options will be governed in all other respects by Employer's 1999 Incentive Plan. You also shall be eligible to receive additional options, under Employer's existing or modified stock option plan, if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, determines that the grant to you of additional options is appropriate.

3.   TITLE

     You are being employed under this agreement in the position of Executive Vice President, Worldwide Studios.

4.   DUTIES

     You shall personally and diligently perform, on a full-time and exclusive basis, such services as Employer may reasonably require, provided that such services are consistent with your position with Employer. You shall observe all reasonable rules and regulations adopted by Employer in connection with the operation of its business and carry out all instructions of Employer. You will at all times perform all of the duties and obligations required by you under this agreement in a loyal and conscientious manner and to the best of your ability and experience.

5.   EXPENSES

     To the extent you incur necessary and reasonable business expenses in the course of your employment, you shall be reimbursed for such expenses, subject to Employer's then current policies regarding reimbursement of such business expenses.

6.   OTHER BENEFITS

     You shall be entitled to those benefits which are standard for persons in similar positions with Employer, including coverage under Employer's health, life insurance and disability plans, and eligibility to participate in Employer's 401(k) plan. Nothing paid to you under any such plans and arrangements (nor any bonus or stock options which Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, shall provide to you) shall be deemed in lieu, or paid on account, of your base salary. You expressly agree and acknowledge


                                     Page 2                       June 21, 2000


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that after expiration or early termination of the term of your employment under this agreement, you are entitled to no additional benefits not expressly set forth in this agreement, except as specifically provided under the benefit plans referred to above and those benefit plans in which you subsequently may become a participant, subject in each case to the terms and conditions of each such plan. Notwithstanding anything to the contrary set forth above, you shall be eligible to receive those benefits provided by COBRA upon the expiration or early termination of the term of your employment under this Agreement.

7.   VACATION AND PAID HOLIDAYS

     (a) You will be entitled to paid vacation days in accordance with the normal vacation policies of Employer in effect from time to time, provided that in no event shall you be entitled to less than fifteen (15) days of paid vacation per year.

     (b) You shall be entitled to all paid holidays given by Employer to its full-time employees.

8.   LOANS

     (a) As an additional incentive to the commencement of your employment with Employer, Employer will provide you with a loan in the principal amount of $100,000 by no later than April 30, 2000. Such loan will bear interest at the rate of 6-3/4% per annum and will be due and payable in full on April 30, 2002. However, the principal amount and accrued interest on such loan will be forgiven on a pro rata basis over the first twenty four (24) months of your employment, provided that you remain employed by Employer on the applicable date of forgiveness. In the event and to the extent the loan is forgiven, then within thirty (30) days after the end of each calendar year you shall be paid an additional "gross up" amount to cover the income taxes payable by you as a result of any forgiveness of indebtedness income that you earn during such calendar year in connection with the foregoing. In order to receive the foregoing loan, you shall be required to execute a promissory note substantially in the form of Exhibit A attached to this agreement.

     (b) Employer also will provide you with an additional loan of $100,000 by no later than April 30, 2000. Such loan also will bear interest at the rate of 6-3/4% per annum and will be due and payable in full on April 30, 2002. However, the principal amount and accrued interest on such loan will be forgiven in full on April 30, 2002 if the closing stock price of Employer's common stock as reported on NASDAQ is not at least $16.00 per share (adjusted to reflect stock splits, stock dividends, combinations of shares and similar transactions occurring after April 7, 2000) for five (5) consecutive trading days from the date the loan is made through April 30, 2002. In order to receive the foregoing loan, you shall be required to execute a promissory note substantially in the form of Exhibit B attached to this agreement.

9.   REIMBURSEMENT OF MOVING AND TEMPORARY LIVING EXPENSES

     Employer shall reimburse you for the following expenses actually incurred by you in connection with the moving of your personal and household goods to the Los Angeles area: the reasonable expenses actually incurred by you for temporary living accommodations pending your search for a permanent residence in the Los Angeles area, subject to a maximum reimbursement for up to two month's temporary living


                                     Page 3                       June 21, 2000


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accommodations; customary home purchase expenses, subject to a maximum reimbursement of $50,000; expenses relating to the transport of household goods; and rental car expenses; provided, however, in each case such expenses must be pre-approved in writing by Employer and you must provide Employer with documentation which adequately evidences such expenses.

10.  PROTECTION OF EMPLOYER'S INTERESTS

     (a) During the term of your employment by Employer, you will not compete in any manner, whether directly or indirectly, as a principal, employee, agent or owner, with Employer, or any affiliate of Employer, except that the foregoing will not prevent you from holding at any time less than five percent (5%) of the outstanding capital stock of any company whose stock is publicly traded.

     (b) All rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by you during the term of your employment or resulting from your services which (i) relate in any manner at the time of conception or reduction to practice to the actual or demonstrably anticipated business of Employer, (ii) result from or are suggested by any task assigned to you or any work performed by you on behalf of Employer, or (iii) are based on any property owned or idea conceived by Employer, shall be deemed to be a work made for hire and shall be the sole and exclusive property of Employer. You agree to execute, acknowledge and deliver to Employer, at Employer's request, such further documents, including copyright and patent assignments, as Employer finds appropriate to evidence Employer's rights in such property.

     (c) Any confidential and/or proprietary information of Employer or any affiliate of Employer shall not be used by you or disclosed or made available by you to any person except as required in the course of your employment, and upon expiration or earlier termination of the term of your employment, you shall return to Employer all such information which exists in written or other physical form (and all copies thereof) under your control. Without limiting the generality of the foregoing, you acknowledge signing and delivering to Employer the Activision Employee Proprietary Information Agreement attached to this agreement as Exhibit C, and you agree that all terms and conditions contained in such agreement, and all of your obligations and commitments provided for in such agreement, shall be deemed, and hereby are, incorporated into this agreement as if set forth in full herein. The provisions of the immediately preceding four sentences of this paragraph shall survive the expiration or earlier termination of this agreement.

11.  SERVICES UNIQUE

     You recognize that the services being performed by you under this agreement are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages, and in the event of a breach of this agreement by you (particularly, but without limitation, with respect to the provisions hereof relating to the exclusivity of your services and the provisions of paragraph 10 of this agreement), Employer shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.


                                     Page 4                       June 21, 2000


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12.  TERMINATION

     (a) At any time during the term of your employment, Employer may terminate your employment under this agreement for (i) your willful, reckless or gross misconduct, (ii) your material breach of any term or provision of this agreement, or (iii) for other good cause, as such term is defined under California law.

     (b) You may terminate your employment under this agreement (i) upon Employer's material breach of any term or provision of this agreement, or (ii) if Employer elects to not actually use your services and continues to pay your base salary pursuant to Paragraph 2(c) above for a period of one hundred twenty
(120) consecutive days.

     (c) In the event of the termination of your employment under this agreement pursuant to paragraphs 12(a) or (b), all obligations of Employer to you under this agreement shall immediately terminate.

     (e) In the event of your death during the term of this agreement, this agreement shall terminate and Employer only shall be obligated to pay your estate or legal representative the salary provided for above to the extent earned by you prior to such event. In the event you are unable to perform the services required of you under this agreement as a result of any disability, and such disability continues for a period of 60 or more consecutive days or an aggregate of 90 or more days during any 12-month period during the term of this agreement, then Employer shall have the right, at its option, to terminate your employment under this agreement. Unless and until so terminated, during any period of disability during which you are unable to perform the services required of you under this agreement, your base salary shall be payable to the extent of, and subject to, Employer's policies and practices then in effect with regard to sick leave and disability benefits.

13.  USE OF EMPLOYEE'S NAME

     Employer shall have the right, but not the obligation, to use your name or likeness for any publicity or advertising purpose.

14.  ASSIGNMENT

     Employer may assign this agreement or all or any part of its rights under this agreement to any entity which succeeds to all or substantially all of Employer's assets (whether by merger, acquisition, consolidation, reorganization or otherwise) or which Employer may own substantially, and this agreement shall inure to the benefit of such assignee.

15.  NO CONFLICT WITH PRIOR AGREEMENTS

     You represent to Employer that neither your commencement of employment under this agreement nor the performance of your duties under this agreement conflicts or will conflict with any contractual commitment on your part to any third party, nor does it or will it violate or interfere with any rights of any third party.


                                     Page 5                       June 21, 2000


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16.  POST-TERMINATION OBLIGATIONS

     After the expiration or earlier termination of your employment under this agreement for any reason whatsoever, you shall not, either alone or jointly, with or on behalf of others, directly or indirectly, whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise, at any time during a period of one (1) year following such expiration or termination, offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of Employer or any affiliated entity, either for your own account or for any other person firm or company, any person who was employed by Employer or any such affiliated entity on the last day of your employment under this agreement, whether or not such person would commit any breach of his or her contract of employment by reason of his or her leaving the service of Employer or any affiliated entity.

17.  ENTIRE AGREEMENT; AMENDMENTS; WAIVER, ETC.

     (a) This agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of your employment with Employer, and no amendment or modification of this agreement shall be binding against Employer unless set forth in a writing signed by Employer and delivered to you.

     (b) You have given no indication, representation or commitment of any nature to any broker, finder, agent or other third party to the effect that any fees or commissions of any nature are, or under any circumstances might be, payable by Employer or any affiliate of Employer in connection with your employment under this agreement.

     (c) No waiver by either party of any breach by the other party of any provision or condition of this agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     (d) Nothing contained in this agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

     (e) This agreement does not constitute a commitment of Employer with regard to your employment, express or implied, other than to the extent expressly provided for herein. Upon termination of this agreement, it is the contemplation of both parties that your employment with Employer shall cease, and that neither Employer nor you shall have any obligation to the other with respect to continued employment. In the event that your employment continues for a period of time following the stated expiration date of this contract, unless and until agreed to in a new subscribed written document, such employment or any continuation thereof is "at will," and may be terminated without obligation at any time by either party giving notice to the other.

     (f) You hereby acknowledge that you have had an opportunity to seek legal counsel of your own choice regarding the effect and import of entering into this Agreement.


                                     Page 6                       June 21, 2000


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     (g)  This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

     (h) In accordance with the Immigration Reform and Control Act of 1986, employment under this agreement is conditioned upon satisfactory proof of your identity and legal ability to work in the United States.

     (i) To the extent permitted by law, you will keep the terms of this agreement confidential, and you will not disclose any information concerning this agreement to anyone other than your immediate family and professional representatives (provided they also agree to keep the terms of this agreement confidential).

18.  NOTICES

     All notices which either party is required or may desire to give the other shall be in writing and given either personally or by depositing the same in the United States mail addressed to the party to be given notice as follows:

          To Employer:                  3100 Ocean Park Boulevard
                                        Santa Monica, California  90405
                                        Attention: Executive Vice President
                                        and General Counsel

          To Employee:                  290 Ridgeway Road
                                        Woodside, California  94062

     Either party may by written notice designate a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

19.  HEADINGS

     The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this agreement.

     If the foregoing accurately reflects our mutual agreement, please sign where indicated.

ACCEPTED AND AGREED TO:


EMPLOYER                                    EMPLOYEE


By: /s/ Lawrence Goldberg                   By: /s/ Michael Pole
   ----------------------------                ----------------------------
   Lawrence Goldberg                           Michael Pole
   Executive Vice President
   and General Counsel


Date:       4/14/00                         Date:         4/14/00
     --------------------------                  --------------------------


                                     Page 7                       June 21, 2000


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                                    EXHIBIT A
                                 PROMISSORY NOTE


$100,000.00                                           April __, 2000
                                                      Santa Monica, California


     FOR VALUE RECEIVED, and subject to the provisions of Paragraph 1 below, the undersigned, Michael Pole ("Maker"), promises to pay to Activision, Inc. ("Holder"), or its order, the sum of One Hundred Thousand Dollars ($100,000.00), together with simple interest on the unpaid principal amount from the date hereof at the rate of Six and Three Quarters Percent (6-3/4%) per annum, payable monthly. The entire principal indebtedness under this Promissory Note and all accrued but unpaid interest, or so much thereof as may remain unpaid at the time, shall become due and payable on April 30, 2002, and payment of said principal indebtedness, or the balance thereof, and all interest thereon, together with all other sums due under the terms hereof, may be enforced and recovered at once, time being of the essence.

     1. FORGIVENESS OF INDEBTEDNESS. The amount of principal due hereunder automatically will be reduced by Four Thousand One Hundred Sixty-Six and 67/100 Dollars ($4,166.67) per month on the last day of each month, commencing on May 31, 2000, provided that the undersigned continues to be employed by the Holder on the applicable reduction date. All interest which is accrued but unpaid as of a particular principal reduction date also shall be forgiven to the extent a portion of the principal is forgiven on such date.

     2. PREPAYMENT. Maker may prepay all or any portion of the principal amount of this Promissory Note and the interest due thereon at any time or times during the term of this Promissory Note without any other premium or penalty.

     3. PAYMENT CREDITS. Each payment shall, when made, be credited first to interest then due, then to other expenses payable to Holder, including any collection costs, and the remainder to principal, and interest shall thereupon cease upon the principal so credited. All payments hereunder shall be made in lawful money of the United States of America at the principal executive offices of Holder located at 3100 Ocean Park Boulevard, Santa Monica, California 90405.

     4. ATTORNEYS' FEES. Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Promissory Note.

     5. MAXIMUM INTEREST. The provisions of this Promissory Note shall not have the effect of, or be construed as, requiring or committing Maker to pay interest in excess of the highest rate per annum allowed by the laws for such jurisdiction whose laws shall govern this Promissory Note. If, under any circumstance, Holder shall ever receive as interest an amount which would exceed the highest applicable lawful rate as determined by a court of competent jurisdiction, then such amount which would be excessive interest shall, ipso facto, be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control and supersede every other provision of this Promissory Note.

     6. EXERCISE OF RIGHTS. No single or partial exercise of any power granted to Holder under this Promissory Note shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising


                                     Page 8                       June 21, 2000
any right under this Promissory Note shall operate as a waiver of such right or of any other right.

     7. WAIVER OF NOTICE. The makers, endorsers, guarantors and sureties of this Promissory Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Promissory Note, whether made to or in favor of the makers or any other person or persons. The pleading of any statute of limitations as a defense to any demand against the makers, endorsers, guarantors or sureties is expressly waived by each and all of said parties.

     8. SUCCESSORS AND ASSIGNS. The terms of this Promissory Note apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

     9. SEVERABILITY. If any portion of this Promissory Note shall be held invalid or unenforceable, then the remainder of this Promissory Note shall be considered valid and enforceable according to its terms.

     10. MISCELLANEOUS. This Promissory Note shall be governed and interpreted in accordance with the laws of the State of California. If suit is instituted by Maker against Holder or by Holder against Maker for any cause or matter arising from or in connection with the respective rights or obligations of Maker or the holder of this Promissory Note hereunder, the sole jurisdiction and venue for such action shall be the Superior Court of the State of California in and for the County of Los Angeles. Captions are for convenience only and shall not be used in construing meaning. This Promissory Note may only be changed, modified, or amended in writing by the mutual consent of Maker and the Holder. The provisions of this Promissory Note may only be waived in or by a writing signed by the party against whom enforcement of any waiver is sought.

     IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.


                                            ------------------------------
                                            Michael Pole


                                     Page 9                       June 21, 2000


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                                    EXHIBIT B

                                 PROMISSORY NOTE


$100,000.00                                           April __, 2000
                                                      Santa Monica, California


     FOR VALUE RECEIVED, and subject to the provisions of Paragraph 1 below, the undersigned, Michael Pole ("Maker"), promises to pay to Activision, Inc. ("Holder"), or its order, the sum of One Hundred Thousand Dollars ($100,000.00), together with simple interest on the unpaid principal amount from the date hereof at the rate of Six and Three Quarters Percent (6-3/4%) per annum. The entire principal indebtedness under this Promissory Note and all accrued but unpaid interest, or so much thereof as may remain unpaid at the time, shall become due and payable on April 30, 2002, and payment of said principal indebtedness, or the balance thereof, and all interest thereon, together with all other sums due under the terms hereof, may be enforced and recovered at once, time being of the essence.

     1. FORGIVENESS OF INDEBTEDNESS. In the event the closing stock price of Holder's common stock as reported on NASDAQ is not at least $16.00 per share (adjusted to reflect stock splits, stock dividends, combinations of shares and similar transactions occurring after the date hereof) for five (5) consecutive trading days from the date of this Promissory Note through April 30, 2000, then on April 30, 2002 the entire principal amount of this Promissory Note and all interest due thereon will be forgiven, and Maker will have no obligation to make any payment to Holder hereunder.

     2. PREPAYMENT. Maker may prepay all or any portion of the principal amount of this Promissory Note and the interest due thereon at any time or times during the term of this Promissory Note without any other premium or penalty.

     3. PAYMENT CREDITS. Each payment shall, when made, be credited first to interest then due, then to other expenses payable to Holder, including any collection costs, and the remainder to principal, and interest shall thereupon cease upon the principal so credited. All payments hereunder shall be made in lawful money of the United States of America at the principal executive offices of Holder located at 3100 Ocean Park Boulevard, Santa Monica, California 90405.

     4. ATTORNEYS' FEES. Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Promissory Note.

     5. MAXIMUM INTEREST. The provisions of this Promissory Note shall not have the effect of, or be construed as, requiring or committing Maker to pay interest in excess of the highest rate per annum allowed by the laws for such jurisdiction whose laws shall govern this Promissory Note. If, under any circumstance, Holder shall ever receive as interest an amount which would exceed the highest applicable lawful rate as determined by a court of competent jurisdiction, then such amount which would be excessive interest shall, ipso


                                    Page 10                       June 21, 2000
facto, be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control and supersede every other provision of this Promissory Note.

     6. EXERCISE OF RIGHTS. No single or partial exercise of any power granted to Holder under this Promissory Note shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right under this Promissory Note shall operate as a waiver of such right or of any other right.

     7. WAIVER OF NOTICE. The makers, endorsers, guarantors and sureties of this Promissory Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Promissory Note, whether made to or in favor of the makers or any other person or persons. The pleading of any statute of limitations as a defense to any demand against the makers, endorsers, guarantors or sureties is expressly waived by each and all of said parties.

     8. SUCCESSORS AND ASSIGNS. The terms of this Promissory Note apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

     9. SEVERABILITY. If any portion of this Promissory Note shall be held invalid or unenforceable, then the remainder of this Promissory Note shall be considered valid and enforceable according to its terms.

     10. MISCELLANEOUS. This Promissory Note shall be governed and interpreted in accordance with the laws of the State of California. If suit is instituted by Maker against Holder or by Holder against Maker for any cause or matter arising from or in connection with the respective rights or obligations of Maker or the holder of this Promissory Note hereunder, the sole jurisdiction and venue for such action shall be the Superior Court of the State of California in and for the County of Los Angeles. Captions are for convenience only and shall not be used in construing meaning. This Promissory Note may only be changed, modified, or amended in writing by the mutual consent of Maker and the Holder. The provisions of this Promissory Note may only be waived in or by a writing signed by the party against whom enforcement of any waiver is sought.

     IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.


                                            ------------------------------
                                            MICHAEL POLE


                                    Page 11                       June 21, 2000

                                    EXHIBIT C

                                ACTIVISION, INC.
                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT


In consideration of and as a condition of my employment by ACTIVISION, INC. and/or by companies which it owns, controls, or is affiliated with, and their successors in business (the "Company"), and the compensation now and hereafter paid to me for such employment, I hereby agree as follows:

1. CONFIDENTIALITY. I agree to hold in strictest confidence and not to disclose, make any use of, except for the benefit of the Company, lecture upon or publish, at any time either during the term of or subsequent to my employment, any of the Company's Proprietary Information (as defined below) which I may produce, obtain or otherwise acquire during the course of my employment, except as the Company may otherwise consent to in writing in its sole and absolute discretion. I further agree not to deliver, reproduce or in any way allow such Proprietary Information, or any documentation relating to such information, to be delivered or used by any third parties without the specific written direction or consent of a duly authorized representative of the Company.

The term "Proprietary Information" shall mean any and all trade secrets, confidential knowledge, data or any other proprietary information pertaining to any business of the Company or any of its clients, customers or consultants, licensees or affiliates. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, ideas, improvements, discoveries, trade secrets, processes, data, programs, knowledge, know-how, designs, techniques, formulas, test data, computer code, other works of authorship and designs whether or not patentable, copyrightable, or otherwise protected by law, and whether or not conceived of or prepared by me, either alone or jointly with others (hereinafter collectively referred to as "Inventions"); (b) information regarding research, development, new products and services, marketing plans and strategies, merchandising and selling, business plans, strategies, forecasts, projections, profits, investments, operations, financings, records, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and information regarding the skills and compensation of other employees of the Company and independent contractors performing services for the Company.

Notwithstanding the foregoing, the term "Proprietary Information" does not include any information which (i) is or becomes publicly available or part of the public domain through no fault of my own; (ii) is specifically authorized in writing by the Company to become publicly known; (iii) is rightfully received from a third party on a non-confidential basis, provided that the third party is not known to me to be bound by a confidentiality obligation to the Company, or
(iv) was already properly known to me without restriction from the Company at the time of my receipt.


                                    Page 12                       June 21, 2000

2. THIRD PARTY INFORMATION. I understand that the Company, from time to time, may enter into agreements with other parties which impose obligations or restrictions on the Company regarding Inventions made during the course of the work under such agreements or regarding the confidential nature of such works, or otherwise receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I agree to be bound by all such obligations and restrictions, will hold Third Party Information in the strictest confidence, will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by the Company in writing, and will otherwise take all action necessary to discharge the obligations to the Company arising in connection with such Third Party Information.

3. WORK FOR HIRE STATEMENT. I hereby acknowledge and agree that all original works of authorship (the "Works of Authorship") which are produced, developed or authored by me (whether alone or jointly with others), or otherwise resulting from my work within the scope of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). In the event that any rights to the Works of Authorship are deemed not to be works made for hire, or in the event that I should, by operation of law, be deemed to retain any rights in such Works of Authorship, I hereby irrevocably assign, without any further consideration and regardless of any use by the Company of any such Work of Authorship, all of my rights, title and interest, if any, in and to such Works of Authorship to the Company. I agree that the Company, as the owner of all rights to the Works of Authorship, has the full and complete right to prepare and create derivative works based upon the Works of Authorship and any derivative works of such Works of Authorship and to use, reproduce, publish, print, copy, market, advertise, distribute, transfer, sell, publicly perform and publicly display, and otherwise exploit by all means now known or later developed, such Works of Authorship and derivative works anywhere throughout the world.

4. MORAL RIGHTS. I hereby irrevocably and unconditionally transfer and assign to the Company, without any further consideration, any and all Moral Rights (as defined below) I may have in or with respect to any and all Works of Authorship. To the extent that I cannot assign such rights, I hereby waive and agree never to assign such rights against the Company, the Company's successors-in-interest, or any of their licensees. "Moral Rights" shall mean any right to (i) divulge such Inventions to the public; (ii) retract such Invention from the public;
(iii) claim authorship of such Invention; (iv) object to any distortion, mutilation, or other modification of such Invention; and (v) any and all similar rights, existing under judicial or statutory law of any country or jurisdiction in the world, or under any treaty regardless of whether or not such right is called or generally referred to as a "moral right."


                                    Page 13                       June 21, 2000

5.   ASSIGNMENT OF INVENTIONS.

     (a) In addition to the foregoing, I hereby assign and transfer to the Company my entire right, title and interest in and to all Inventions, whether or not patentable, and whether or not reduced to practice, made, learned or conceived by me (whether alone or jointly with others) during the period of my employment with the Company which relate in any manner at the time of conception or reduction to practice to the actual or demonstrably anticipated research or product development by the Company or to its business, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company. I agree that all such Inventions shall be the sole and exclusive property of the Company and its assigns, and the Company and its assigns shall be the sole owners of all Inventions and any and all patents, copyrights and other proprietary rights related thereto; provided, however, that I hereby acknowledge and agree that this Agreement does not require assignments of an Invention which qualifies fully and expressly for protection under Section 2870 of the California Labor Code.

     (b) If I have any right or rights to Inventions that cannot be assigned to the Company or waived by me, I unconditionally grant to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicenses, to use, reproduce, publish, create derivative works of, market, advertise, distribute, sell, publicly perform and publicly display and otherwise exploit by all means now known or later developed, such Inventions.

6.   DISCLOSURE OF INVENTIONS; PATENTS. I agree that in connection with any
Invention:

     (a) I will disclose such Invention promptly in writing to my immediate supervisor at the Company, with a copy to the Company's then acting Chief Operating Officer, regardless of whether I believe the invention is protected by
Section 2870 of the California Labor Code, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

     (b) I will, at the Company's request, promptly execute a written assignment of title to the Company for any Invention required to be assigned by Paragraph 4 ("Assignable Invention") and I will preserve any such Assignable Invention as confidential information of the Company.

     (c) Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such Assignable Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all rights and interest in such patents and copyrights.


                                    Page 14                       June 21, 2000

7.   EXECUTION OF DOCUMENTS.

     (a) In connection with this Agreement, I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including application for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefor, as the Company may determine necessary or desirable to apply for, and obtain letters, patents and copyrights on such assignable invention in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents or copyrights and to vest title thereto in the Company or its nominee.

     (b) In the event the Company is unable, after reasonable efforts, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright or other right of protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections thereon with the same legal force and effect as if executed by me; it is being expressly understood and intended by me that the grant of the foregoing irrevocable power of attorney is coupled with an interest.

8. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, and drawings as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

9. PRIOR INVENTIONS. It is understood that all Inventions, if any, patented or unpatented, which are made by me prior to my employment by the Company, are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit I attached to this Agreement a complete list of all my prior Inventions, including those which are the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to such Inventions or ideas.

10. RETURN OF COMPANY PROPERTY. I acknowledge and agree that all files, accounts, records, materials, documents, drawings, sketches, designs, diagrams, models, blue-prints, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, instruments, tools and equipment and all other physical items related to the Company or to my employment with the Company, other than merely personal items, whether of a public nature or not, and whether prepared by me or not, are and shall remain the sole and


                                    Page 15                       June 21, 2000
exclusive property of the Company and shall not be removed from the premises of the Company, except as required in the course of employment by the Company, without prior written consent of the Company in each instance. In the event of termination of my employment with the Company for any reason whatsoever, I agree to promptly surrender and deliver to the Company all of the foregoing property, and I will not take with me any description containing or pertaining to any Proprietary Information which I may produce or obtain during the course of my employment. I agree to sign and deliver the "Termination Certification" attached to this Agreement as Exhibit II.

11. TRADE SECRETS OF OTHERS. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence Proprietary Information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and during my employment by the Company, I will not improperly use or disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or other parties. I have not brought and will not bring onto the premises of the Company or use in the performance of my responsibilities at the Company any unpublished documents or any property belonging to any previous employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that previous employer or person. I agree not to enter into any agreement either written or oral in conflict with this Agreement.

12. CONFLICTING EMPLOYMENT. I agree that during my employment with the Company, I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company.

13.  ENFORCEMENT.

     (a) I understand and agree that in the event of a prospective or actual breach of this Agreement by me, damages would not be an adequate remedy to compensate the Company for the losses suffered as a result of such breach. Accordingly, in addition to all other rights and remedies the Company has at law or in equity, in the event of a threatened or actual breach of any of the terms and provisions of this Agreement, the Company shall be entitled to a temporary restraining order, and to temporary and permanent injunctive relief, to prevent or terminate such anticipated or actual breach, without the necessity of proving actual damages or being required to post any bond or other undertaking in connection with any such action, provided that nothing in this Agreement shall be construed to limit the damages otherwise recoverable by the Company in any such event.

     (b) In addition, the Company shall have the right to inform any person, company, organization or business entity, and the principals of the foregoing, and any other third parties that the Company reasonably believes to be receiving or intending to receive from me any Proprietary Information in violation of the terms of this Agreement, that participation by such entity or


                                    Page 16                       June 21, 2000
persons with me in activities in violation of this Agreement may give rise to claims by Activision against such entity, persons or third parties.

14. PURPOSE AND INTENT. I acknowledge and agree that this Agreement does not constitute an agreement of employment and that nothing in this Agreement shall confer any right upon me with respect to my employment by the Company, including, without limitation continuation of such employment.

15.  REPRESENTATIONS. I represent and warrant to the Company that:

     (a) This Agreement does not constitute a violation of any other agreement to which I am a party and it has been executed and delivered by me after having an opportunity to consult with my legal and other professional counsel and advisors.

     (b) I have full power and authority to enter into, and have obtained all necessary authorizations and approvals required for the execution and deliver of, this Agreement.

     (c) I have taken all necessary actions to execute and deliver this Agreement, and this Agreement constitutes my valid and binding agreement, enforceable in accordance with its terms.

16. MODIFICATION. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in duties, salary, or compensation shall not affect the validity of this Agreement.

17. ENTIRE AGREEMENT. I acknowledge receipt of this Agreement, and agree that with respect to the subject matter of this Agreement it is my entire agreement with the Company, superseding any previous written communications, representations, understandings or agreements with the Company or any of its officers or representatives.

18. SEVERABILITY. The provisions of this Agreement are severable and if any one or more provisions may be determined to be unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon my heirs, executors, administers and other legal representatives and is for the benefit of the Company, its successors and assigns.

20. GOVERNING LAW. This Agreement has been executed and delivered by the parties hereto in California, and shall be governed by and construed in accordance with the internal laws (and not laws pertaining to conflicts or choice of law) of the State of California in all respects, including all matters of validity, construction and performance of this Agreement. All parties consent to the exercise of personal jurisdiction over them in California and agree that any lawsuit or arbitration arising out of or relating to this Agreement shall be


                                    Page 17                       June 21, 2000
brought exclusively in a court of competent subject matter jurisdiction located within the County of Los Angeles, State of California.

21. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

22. FAILURE TO ENFORCE. The failure of the Company to enforce any threatened or existing violation, default or breach of this Agreement shall not be deemed a waiver of such a violation, default or breach, and the Company shall have the right to enforce the same at a later time and the right to waive in writing any condition imposed herein for its benefit without thereby waiving any other provision or condition.

ACTIVISION, INC.

By:
   ----------------------------------------

Name:
     --------------------------------------

Title:
      -------------------------------------

Date:
     --------------------------------------


Accepted and Agreed:


By: /s/ Michael Pole
   ----------------------------------------    --------------------------------
     Employee Signature                        Employee Name (Please Print)

Title: Executive Vice President W.W. Studios
      --------------------------------------
         Employee Job Title

Date:           4/14/00
     --------------------------------------


-------------------------------------------
Witness


                                    Page 18                       June 21, 2000

                                    EXHIBIT I

                            LIST OF PRIOR INVENTIONS


TITLE             DATE                      IDENTIFYING NUMBER OR DESCRIPTION

  None
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                                    Page 19                       June 21, 2000

                                   EXHIBIT II

                            TERMINATION CERTIFICATION



This is to certify that I do not have in my possession, nor have I failed to return, any files, accounts, records, materials, documents, drawings, sketches, designs, diagrams, models, blue-prints, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, instruments, tools and equipment and all other physical items that are property of Activision, Inc. (the "Company") or are otherwise related to my employment with the Company, or any other property belonging to the Company and/or companies it owns, controls, or is affiliated with, or their respective successors and assigns.

I further certify that I have complied with and will continue to comply with all terms of the Employee Proprietary Information Agreement signed by me with the Company, including, without limitation, the reporting of any Inventions (as defined therein) conceived or made by me and covered by such agreement.

I further agree that in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data or other information relating to products, processes, know-how, designs, formulas, test data, customer lists and other information identified as "Proprietary Information" of the Company, companies it owns, controls, or which are affiliated with the Company, or their successors and assigns under the terms of the Employee Proprietary Information Agreement.

/s/ Michael Pole                                      4/14/00
------------------------------------        ------------------------------
Employee Signature                          Date


                                    Page 20                       June 21, 2000